EXHIBIT 32.01

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-K filed by Bank of the Carolinas Corporation (the “Registrant”) for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 26, 2008

/s/ Robert E. Marziano
Robert E. Marziano
President, Chairman and Chief Executive Officer

Date: March 26, 2008

/s/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer